EXHIBIT 99.1

ProPhase Labs Reports Financial Results

for the Year Ended December 31, 2017

DOYLESTOWN, Pennsylvania – March 21, 2018. ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com) today reported its net sales from continuing operations were $9.9 million for the year ended December 31, 2017, as compared to net sales of $4.2 million for the year ended December 31, 2016. The Company realized a net income for the year ended December 31, 2017 of $41.8 million compared to a net loss of $2.9 million for the year ended December 31, 2016.

The Company realized income from continuing operations for the year ended December 31, 2017, of $14.3 million, or $0.92 per share, as compared to a loss of $4.0 million, or ($0.24) per share, for the year ended December 31, 2016. The Company realized income from discontinued operations for the year ended December 31, 2017, of $27.5 million, or $1.77 per share, as compared to income of $1.1 million, or $0.07 per share, for the year ended December 31, 2016.

As previously announced, effective March 29, 2017 and with the approval of the Company’s stockholders, the Company completed the sale of assets comprised principally of the sale of intellectual property rights and other assets relating to the Cold-EEZE® brand and product line (collectively, referred to herein as the “Cold-EEZE® Business”) to a wholly-owned subsidiary of Mylan N.V. (“Mylan”). As a consequence of the sale of the Cold-EEZE® Business, for the year ended December 31, 2017 and 2016, the Company has classified as discontinued operations the (i) gain from the sale of the Cold-EEZE® Business, (ii) all gains and losses attributable to the Cold-EEZE® Business and (iii) the income tax expense attributed to the sale of the Cold-EEZE® Business.

We continue to own and operate our manufacturing facility and manufacturing business in Lebanon, Pennsylvania, and our headquarters in Doylestown, Pennsylvania. As part of the sale of the Cold-EEZE® Business, we entered into a manufacturing agreement to supply various Cold-EEZE® lozenge products to Mylan. In addition, we produce over-the-counter drug and dietary supplement lozenges and other products for other third party customers. We are also pursuing a series of new product development and pre-commercialization initiatives in the dietary supplement category.

As a consequence of the sale of the Cold-EEZE® Business, the Company realized a gain, net of income tax, of $27.0 million for the year ended December 31, 2017. The gain on the sale of the Cold-EEZE® Business is classified as a component of our discontinued operations at December 31, 2017 and is net of approximately $18.8 million for estimated income taxes arising from the sale. For the year ended December 31, 2017, the Company also realized an income tax benefit from continuing operations of $18.0 million as a consequence of the utilization of the federal and state net operating losses.

Ted Karkus, the CEO of the Company, stated: “It has always been our goal to optimize the long term value of our company’s shares. To that end, for several years we aggressively and efficiently invested in marketing our Cold-EEZE brand. We were able to increase sales, market share and brand awareness (to the dismay of our much larger competitors). Our strategy succeeded, and culminated in the sale of the brand for $50 million to Mylan last year. To provide enhanced liquidity to our shareholders, we also conducted two self-tenders and enabled our shareholders to sell back just over 6 million shares of Company common stock. In short, the ProPhase management team returned great value to our shareholders.”

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Mr. Karkus added, “We continue to own and operate our Pharmaloz manufacturing facility which manufactures and supplies Cold-EEZE lozenges to Mylan as well as lozenges to other companies on a contract manufacturing basis. As we look forward, we are seeking to leverage our manufacturing expertise by creating new, third party manufacturing and private label opportunities.”

Mr. Karkus also noted, “We started shipping our new dietary supplement, Legendz XL®, to a major retail drug chain and other retailers in 2017. Implementation of our dietary supplement strategy will require significant investment in marketing as well as significant additional distribution within the various retail channels and e-commerce venues in order to achieve a successful launch and build a successful new product line. We are optimistic but cannot assure that other major retail chains will carry Legendz XL® in the second half of 2018.”

Mr. Karkus stated, “In addition to retail distribution, we are developing an e-commerce and a direct-to-consumer strategy to drive consumers to our Legendz XL® website or to various retail stores where our products are carried. As part of this initiative, we formed a new, wholly-owned subsidiary called ProPhase Digital Media (“PDM”). PDM is the digital marketing division of our Company that will market our dietary supplements direct to consumers through social media, digital and e-mail communications. PDM’s initial efforts will be to market our lead dietary supplement, Legendz XL®. We expect to initiate testing shortly. If our model proves successful, our goal is for PDM to market other company’s products as well.”

Mr. Karkus concluded, “The Company continues to explore a wide range of acquisition opportunities in the consumer products space, as well as investments and acquisitions in other sectors and industries.”

Today’s conference call will be webcast live at:

https://engage.vevent.com/rt/prophaselabsinc_ao~6285328 at 11:00 a.m. (EST) on Wednesday, March 21, 2018.

Participants wishing to ask questions may access the live call by dialing 833-623-9017 conference ID # 6285328. A replay of the conference call will be available for 90 days on the company website www.ProPhaseLabs.com.

About the Company

We are a vertically integrated and diversified branding, marketing and technology company with deep experience with over-the-counter (“OTC”) consumer healthcare products, dietary supplements and other remedies. We are engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products, dietary supplements and other remedies in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand, a wholly-owned subsidiary of the Company.

In August 2017, we formed a new, additional wholly-owned subsidiary, ProPhase Digital Media, Inc., a Delaware corporation (“PDM”). Our objective is for PDM to become an independent full-service direct marketing agency. PDM’s first initiative will be to market the TK Supplements® product line. If successful, this may lead to the marketing of other company’s consumer products.

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In addition, the Company also continues to actively pursue acquisition opportunities for other companies, technologies and products inside and outside the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the launch of our new line of TK Supplements®, our new product Legendz XL® and the formation of ProPhase Digital Media Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the difficulty of predicting the acceptance and demand for our products, the impact of competitive products and pricing, costs involved in the manufacture and marketing of products, the timely development and launch of new products, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(267) 880-1111

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PROPHASE LABS, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31,
	2017	2016

Net sales	$9,867	$4,206
Cost of sales	7,919	3,209
Gross profit	1,948	997

Operating expenses:
Sales and marketing	699	1,700
Administration	4,808	2,733
Research and development	431	358
	5,938	4,791
Interest income	231	1
Interest expense	(54)	(213)
Other income (expense)	150
Interest and other income (expense), net	327	(212)

Loss from continuing operations before taxes	(3,663)	(4,006)

Income tax benefit from continuing operations	17,990	-
Income (loss) from operations continuing operations	14,327	(4,006)

Discontinued operations:
Income from discontinued operations	530	1,138
Gain on sale of discontinued operations, net of taxes	26,974	-
Income (loss) from discontinued operations	27,504	1,138

Net income (loss)	$41,831	$(2,868)

Other comprehensive loss:
Unrealized loss on marketable securities	(78)	-
Total comprehensive income (loss)	$41,753	$(2,868)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.92	$(0.24)
Income from discontinued operations	1.77	0.07
Net income (loss)	$2.69	$(0.17)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.92	$(0.24)
Income from discontinued operations	1.75	0.07
Net income (loss)	$2.67	$(0.17)

Weighted average common shares outstanding:
Basic	15,565	17,081
Diluted	15,696	17,081

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PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	December 31, 2017	December 31, 2016

Cash and cash equivalents	$3,173	$441
Marketable securities, available for sale	$18,765	$-
Accounts receivable	$1,945	$5,770
Inventory	$1,531	$2,736
Total current assets	$28,919	$9,627
Total assets	$34,161	$12,802

Total current liabilities	$1,072	$6,840
Total stockholders' equity	$33,089	$5,962

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